UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2002

SEABULK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 9. Regulation FD Disclosure

     On August 14, 2002, the Registrant filed with the Securities and Exchange Commission (the “Commission”) an amended Annual Report on Form 10-K/A for the year ended December 31, 2001 and an amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002 (collectively, the “Amended Reports”) for the purpose of restating the financial statements of the Registrant contained in each of those reports and revising disclosures affected by the restatement. On August 14, 2002, the Registrant also filed with the Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q”).

     In connection with the filing of the Amended Reports and the Form 10-Q, the Registrant has provided to the Commission the executive officer certifications contemplated by Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350). Gerhard E. Kurz, President and Chief Executive Officer of the Registrant, and Vincent J. deSostoa, Senior Vice President and Chief Financial Officer of the Registrant, certified that (i) each of the Amended Reports and the Form 10-Q filed with the Commission on August 14, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) information contained in each of the Amended Reports and the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     The foregoing certifications were made separately as to each report filed and were furnished to the Commission solely to accompany the Amended Reports and Form 10-Q pursuant to 18 U.S.C. Section 1350. The certifications were not filed, and are not being described in this Report, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ Vincent J. deSostoa

VINCENT J. deSOSTOA Senior Vice President & Chief Financial Officer

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